Exhibit 21.1

The GEO Group, Inc. Subsidiaries

GEO International Holdings, Inc.
GEO RE Holdings LLC
WCC Financial, Inc.
WCC Development, Inc.
WCC/FL/01, Inc.
WCC/FL/02, Inc.
GEO Design Services, Inc.
GEO Care, Inc.
The GEO Group UK Ltd.
The GEO Group Ltd.
South African Custodial Holdings Pty. Ltd.
The GEO Group Australasia Pty, Ltd.
GEO Australasia Pty, Ltd.
The GEO Group Australia Pty, Ltd.
Premier Employment Services Pty, Ltd.
Australasian Correctional Investment Pty, Ltd.
Pacific Rim Employment Pty, Ltd.
Strategic Healthcare Solutions Pty, Ltd.
Canadian Correctional Management, Inc.
Miramichi Youth Center Management, Inc.
GEO NZ Limited
Correctional Services Corporation
CPT Limited Partner LLC
CPT Operating Partnership LP
Correctional Properties Prison Finance LLC
Public Properties Development & Leasing LLC
GEO Holdings I, Inc.
GEO Acquisition II, Inc.
GEO Transport, Inc.
CSC of Tacoma, LLC
Just Care Inc.,
Cornell Companies, Inc.
Cornell Companies Management Holdings LLC
Cornell Companies Administration LLC
Cornell Corrections Mgmt, Inc.
CCGI Corporation
Cornell Companies Management Services LP
Cornell Companies Management LP
Cornell Corrections of Alaska, Inc.
Cornell Corrections of California, Inc.
Cornell Corrections of Texas, Inc.
Cornell Corrections of Rhode Island, Inc.
Cornell Interventions, Inc.
Correctional Systems, Inc.
WBP Leasing, Inc.
Sentencing Concepts, Inc.
Cornell Abraxas Group, Inc.
WBP Leasing, LLC